HollyFrontier Corporation Announces
Pricing of Offering of $750 Million of 5.875% Senior Notes Due 2026

Dallas, Texas, November 16, 2016 – HollyFrontier Corporation (NYSE:HFC) (“HollyFrontier” or the “Company”) today announced that it has priced an offering of $750 million of its 5.875% Senior Notes that will mature April 1, 2026 (the “Additional Senior Notes”), pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission. The Additional Senior Notes are being offered as additional notes to the Company’s outstanding 5.875% Senior Notes due 2026, which the Company sold in a public offering in March 2016 in an aggregate principal amount of $250 million. The Additional Senior Notes will be issued at a price equal to 100.098% of the principal amount thereof, plus accrued interest from October 1, 2016, resulting in a yield to maturity of 5.860%.

The Company intends to use the net proceeds from the offering to prepay its $350 million term loan and for general corporate purposes, which may include a portion of the purchase price for Petro-Canada Lubricants Inc. and capital expenditures.

Interest on the Additional Senior Notes will be payable on April 1 and October 1 of each year. The first interest payment on the Additional Senior Notes will be due on April 1, 2017, and will consist of interest from October 1, 2016 to that date. The offering is expected to close on November 21, 2016, subject to customary closing conditions.
Citigroup Global Markets Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Securities Americas Inc. and TD Securities (USA) LLC are acting as joint book-running managers for the offering. The offering is being made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained from:
Citigroup Global Markets Inc.
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York 11717
Toll-free: 1-800-831-9146
E-mail: prospectus@citi.com

Goldman, Sachs & Co.
Prospectus Department
200 West Street
New York, New York 10282
Toll-free: 1-866-471-2526
E-mail: prospectus-ny@ny.email.gs.com

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Attn: Prospectus Department
200 North College Street, 3rd Floor
NC1-004-03-43
Charlotte, North Carolina 28255-0001
Toll-free: 1-800-294-1322
E-mail: dg.prospectus_requests@baml.com

MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor
New York, New York 10020
Toll-free: 1-877-649-6848
E-mail: prospectus@us.sc.mufg.jp

TD Securities (USA) LLC
31 W 52nd Street
New York, New York 10019
Toll-free: 1-855-495-9846

An electronic copy of the prospectus supplement and accompanying prospectus will also be available on the website of the Securities and Exchange Commission at www.sec.gov.
This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Additional Senior Notes in any state or jurisdiction in which such offer, solicitation or sale of the Additional Senior Notes would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About HollyFrontier Corporation
HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day (“BPSD”) refinery located in El Dorado, Kansas, two refinery facilities with a combined capacity of 125,000 BPSD located in Tulsa, Oklahoma, a 100,000 BPSD refinery located in Artesia, New Mexico, a 52,000 BPSD refinery located in Cheyenne, Wyoming and a 45,000 BPSD refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. A subsidiary of HollyFrontier also owns a 39% interest (including the general partner interest) in Holly Energy Partners, L.P.

FOR FURTHER INFORMATION, Contact:

Douglas S. Aron, Executive Vice President and Chief Financial Officer
Julia Heidenreich, Vice President, Investor Relations
HollyFrontier Corporation
214/954-6510

The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are "forward-looking statements" based on management's beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company's markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company's capital investments and marketing strategies, the Company's efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.